BY-LAWS
                                       OF
                           McCLATCHY NEWSPAPERS, INC.
                         (As Amended as of May 15, 1996)

                                    ARTICLE I

                             The Board of Directors

     Section 1.1: Authority of the Board. The business and affairs of McClatchy Newspapers, Inc. (herein called the "Company") shall be managed by or under the direction of the Board of Directors (the "Board") or, if authorized by the Board, by or under the direction of one or more committees thereof. Except as otherwise provided by law, the Company's Certificate of Incorporation or these By-Laws, the Board or such committee, the Board or any committee thereof may act by unanimous written consent or, at an authorized meeting at which a quorum is present, by the vote of the majority of the Directors present at the meeting.

     Section 1.2: Number of Directors; Vacancies. The authorized number of Directors who shall constitute the Board shall be fixed from time to time by resolution of the Board approved by at least a majority of the Directors then in office, provided that no such resolution other than a resolution to take effect as of the next election of Directors by the stockholders shall have the effect of reducing the authorized number of Directors to less than the number of Directors in office as of the effective time of the resolution.

     Whenever there are fewer Directors in office than the authorized number of Directors, the Board may, by resolution approved by a majority of the Directors then in office, choose one or more additional Directors, each of whom shall hold office until the next annual meeting of stockholders and his successor is duly elected.

     Section 1.3: Authorized Meetings of the Board. The Board shall have authority to hold annual, regular and special meetings. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders at such place as may be determined by resolution of the Board. Regular meetings of the Board may be held at such times and places as may be determined from time to time by resolution of the Board. Special meetings of the Board may be held at such times and places as may be called by the Chairman of the Board, the Publisher, the President, or by at least three members of the Board. A special meeting of the Board shall be an authorized meeting only if the Directors receive reasonable notice of the time and place of the meeting; provided, however, that one day's notice shall be conclusively reasonable.

     The Chairman of the Board shall preside over all Board meetings. If the Chairman of the Board is absent, the Publisher, President or a chairman chosen at the meeting shall preside over the meeting.

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     At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum. If any meeting of the Board shall lack a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice, until a quorum is obtained.
     Section 1.4: Committees. The Board may by resolution establish committees of the Board with various powers, duties and rules of procedure. Unless the Board otherwise provides, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these By-Laws. Any such committee shall have a secretary and report its actions to the Board.

     Section 1.5: Compensation. Directors who are not also employees of the Company shall be entitled to such compensation for their service on the Board or any committee thereof as the Board may from time to time determine.


                                   ARTICLE II

                                    Officers

     Section 2.l: Designated Officers. The officers of the Company shall be elected by, and serve at the pleasure of, the Board and shall consist of a Chairman of the Board, a President and a Secretary, and such other officers, including, without limitation, a Publisher, a Treasurer, a Controller, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as the Board may determine as appropriate.

     Section 2.2: Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board.

     Section 2.3: President. The President shall be the chief executive officer of the Company. In managing its operations, he shall report as appropriate to the Board and shall be subject to the instructions given to him by the Board.
He shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board

     Section 2.4: Publisher. The Publisher shall have responsibility for advising the Company regarding outside corporate relations and acquisitions, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board.

     Section 2.5: Vice Presidents. In the absence of the Chairman of the Board, the Publisher or the President, or in their inability or refusal to act, the Vice Presidents in the order designated by the Board shall act in their place. The Vice Presidents shall also have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board.

     Section 2.6: Treasurer. The Treasurer shall be the chief financial officer of the Company. He shall have custody of the Company's funds and deposit and

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pay out such funds in accordance with the direction of the Board.  The Treasurer shall also have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board.
     Section 2.7: Assistant Treasurers. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board.

     Section 2.8: Controller. The Controller shall be the chief accounting officer of the Company and shall have charge of the Company's books of accounts and records. He shall also have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board.

     Section 2.9: Secretary. The Secretary shall keep full and complete records of the proceedings of the Board, its committees, and the meetings of the stockholders; keep the seal of the Company and affix it to all instruments which may require it; have custody of and maintain the Company's stockholder records. The Secretary shall also have such other powers and perform such other duties as may from time to time be granted or assigned to him by the Board.

     Section 2.10: Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his duties, and shall have such other powers and perform such other duties as may from time to time be granted or assigned to them by the Board.

     Section 2.11: Other Officers. Any other elected officer shall have such powers and perform such duties as may from time to time be granted or assigned to him by the Board.

     Section 2.12: Powers of Attorney. Whenever an applicable statute, decree, rule or regulation requires a document to be subscribed by a particular officer of the Company, such document may be signed on behalf of such officer by a duly appointed attorney-in-fact, except as otherwise directed by the Board.


                                   ARTICLE III

                                     Offices

     The Company shall have an office at 2100 "Q" Street, Sacramento, California, and shall also have offices at such other places as the Board may from time to time determine.


                                   ARTICLE IV

                          Stock and Stock Certificates

     Section 4.1: Common Stock. The Board may from time to time issue new shares of the Company's "Class A Common Stock" up to the limit of authorized shares of such class. The Board may also authorize the purchase on behalf of

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the Company for its treasury of issued and outstanding shares of Class A or
Class B Common Stock, and the resale, assignment or other transfer by the Company of any such treasury shares of Class A Common Stock.
     Shares of Class A and Class B Common Stock shall be represented by certificates, which shall be registered upon the books of the Company.

     Section 4.2: Form of Certificate. Every holder of Common Stock in the Company shall be entitled to have a certificate signed by or in the name of the Company by the Chairman of the Board or the President and by the Secretary. All such certificates shall bear the seal of the Company or a facsimile thereof, and shall be countersigned by a Transfer Agent and Registrar for the Common Stock.

     Certificates of Common Stock signed by the Chairman of the Board or the President and the Secretary, if properly countersigned as set forth above by a Transfer Agent and the Registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not.

     Any signature or countersignature on certificates of Common Stock may be an actual signature or a printed or engraved facsimile.

     Section 4.3: Lost, Stolen, or Destroyed Certificates. The Company may issue a new certificate of Common Stock in the place of any certificate issued by it, alleged to have been lost, stolen or destroyed; and the Company may require the owner of the lost, stolen or destroyed certificate to give the Company or its designated representative both an affidavit or affirmation of such loss, theft or destruction and a bond of indemnity or indemnity agreement covering the issuance of any replacement certificate.

     Section 4.4: Stock Transfers. Transfer of shares of Common Stock shall be made on the books of the Company only upon the surrender of a valid certificate of Common Stock endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. The Company may impose such additional conditions to the transfer of its stock as may be necessary or appropriate for compliance with applicable law or to protect the Company, a Transfer Agent or the Registrar from liability with respect to such transfer.

     Section 4.5: Stockholders of Record. The Board may fix a time as a record date for the determination of stockholders entitled to receive any dividend or distribution declared to be payable on any shares of the Company; or to vote upon any matter to be submitted to the vote of any stockholders of the Company; or to be present or to be represented by proxy at any meeting of the stockholders of the Company, which record date in the case of a meeting of the stockholders shall be not more than sixty nor less than ten days before the date set for such meeting; and other stockholders of record as of the record date shall be entitled to receive such dividend or distribution, or to vote on such matter, or to be present or represented by proxy at such meeting.

     Section 4.6: Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner

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of shares to receive dividends and to vote as owner.  The Company shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, except as otherwise provided by federal or Delaware law.

                                    ARTICLE V

                            Meetings of Stockholders

     Section 5.l: Annual Meetings of Stockholders. An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at the date, hour and place as the Board may from time to time fix. At the Annual Meeting, the holders of Class A Common Stock, voting as a separate class, shall elect that number of Directors which constitutes twenty-five percent (25%) of the authorized number of Directors, or if such twenty-five percent shall not be a whole number, then the nearest higher whole number of Directors. The remaining number of authorized Directors shall be elected by the holders of Class B Common Stock, voting as a separate class.

     Section 5.2: Special Meetings of Stockholders. Special meetings of the stockholders for any purpose or purposes, unless prohibited by law, may be called by the Board. Notice of a special meeting of stockholders shall state the purpose or purposes of the meeting, and no other business other than that stated in the notice shall be considered or transacted without the unanimous consent of all stockholders entitled to vote.

     Section 5.3: Notices of Meetings. Written notice of all meetings of the stockholders stating the place, date and hour of the meeting, shall be mailed, postage prepaid, not less than ten nor more than sixty days before such meeting to each stockholder entitled to notice of, or to vote at, any meeting of stockholders at the address of such stockholder as it appears on the records of the Company.

     Section 5.4: Conduct of Meetings. The Chairman of the Board, or such other officer as may preside at any meeting of the stockholders, shall have authority to establish, from time to time, such rules for the conduct of such meeting, and to take such action, as may in his judgment be necessary or proper for the conduct of the meeting and in the best interests of the Company and the stockholders in attendance in person or by proxy.

     Section 5.5: Quorum for Action by Stockholders, Voting. At all elections or votes for any purpose, there must be represented a number of shares sufficient to constitute a majority of the outstanding voting power of the Common Stock.

     For the election of directors a plurality of the votes cast by the respective classes shall be sufficient to elect the Directors to be elected by each such class. With respect to other matters, unless otherwise provided by law, the Company's Certificate of Incorporation or these By-Laws, the affirmative vote of the holders of the majority of the voting power of the Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

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Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of each class of stock shall be the act of such class, except as otherwise provided by law, the Company's Certificate of Incorporation or these By-Laws.

     Section 5.6: Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the reconvened meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5.7: Proxies. Any stockholder entitled to vote at a meeting of stockholders may be represented and have his shares voted by a proxy or proxies appointed by an instrument in writing executed by the stockholder of record; provided, however, that no such instrument may appoint more than three persons to act as proxies. If an instrument shall purport to appoint more than three persons to act as proxies, the Company shall recognize as proxies only the first three persons listed as appointed. No such instrument shall be valid except for the purposes expressly stated therein, and shall not be valid after the expiration of three years from the date of its execution, unless the person executing it specifies therein that the proxy shall continue for a longer period. Subject to the above, any written instrument appointing a proxy or proxies and duly executed by a stockholder of record shall, unless otherwise limited by its terms, continue in full force and effect until a written instrument bearing a later date is filed with the Secretary, which instrument by its terms either revokes the earlier appointment or creates a new appointment.


                                  ARTICLE   VI

                                 Corporate Seal

     The seal of the Company shall have inscribed thereon the name of the Company and the words "Incorporated July 2, 1987 Delaware."


                                  ARTICLE  VII

                                   Amendments

     These By-Laws may be amended or repealed, and new by-laws adopted, by the Board; but the stockholders may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.